Exhibit 10.38

ADVANCE SCHEDULE
No. 04

Date: January 18, 2008

This Advance Schedule (the "Schedule") is issued pursuant to and is subject to all terms and conditions of the Credit Card Receivables Advance Agreement, dated as of March 13, 2007 (as amended from time to time in accordance with its terms, the "Master Agreement"), between CREDIT CASH, LLC (the "Lender") and ABLE OIL COMPANY (the "Merchant"). Capitalized terms used and not defined in this Schedule have the meanings given to them in the Master Agreement.

The Merchant has requested that the Lender make an Advance to the Merchant, and the Lender is willing to make such Advance, in each case subject to the following terms and conditions:

1.	The Advance Amount is: $664,160.96.

2.
The Collection Amount of this Advance Schedule No. 04 is $710,652.23. The outstanding balance of Advance Schedule No. 03 as of January 18, 2008 is in the amount of $164,160.96. The proceeds of the Advance Amount are to be used to (a) payoff in full the outstanding balance of Advance Schedule No. 3 and (b) remit the remaining balance of the Advance Amount to Merchant.

3.	The Collection Date for all Loans is August 18, 2008 [insert date that is 7 months from the funding date]

4.	The Collection Account Bank and Collection Account are as follows:

	Bank name:	North Fork Bank 1407 Broadway New York, NY 10018
	Routing/ABA Number:	021407912
	Account Name to credit:	Able Oil Company
	Account Number to credit:	2744061470

5.
The Merchant agrees to repay the Collection Amount (plus all Costs and Expenses) by remitting (or causing to be remitted) to the Lender, on or before the Collection Date, the Collection Amount, by authorizing Lender to retain the Payment Percentage from the Collection Account as provided in the Master Agreement. If the Collection Amount is remitted to the Lender before the Collection Date, the Merchant shall not be entitled to any refund or other compensation. If the Collection Amount is not remitted to the Lender by the Collection Date, Merchant may be subject to extension fees as set forth in the Master Agreement.

6.
The Merchant grants to the Lender a security interest in the Collection Account (including, without limitation, all Credit Card Receivables and/or proceeds thereof at any time deposited therein) to secure the Merchant's obligation to pay the Collection Amount and to secure all other existing and future obligations of the Merchant to the Lender.

7.
The Merchant understands and agrees that all Advances by Lender to Merchant under the Master Agreement, this Advance Schedule, and under any other  Related Agreements constitute one loan, and all indebtedness and obligations of Merchant to Lender under the Master Agreement, this Advance Schedule and the Related Agreements, present and future, constitute one general obligation secured by the Collateral. Merchant further understands that they shall be jointly and severally liable for payment of all of the obligations owing to Lender under all Advance Schedules, the Master Agreement and the Related Agreements and under any other agreement between Lender and any Merchant.

8.
The Merchant reaffirms all terms, conditions and agreements set forth in the Master Agreement and any Related Agreements and further represents and warrants to the Lender that all representations and warranties made by the Merchant in the Master Agreement and any Related Agreements entered into on or before the date hereof are true and correct on the date hereof as if made on the date hereof.

This Schedule may be executed in counterparts. Each counterpart shall be deemed an original but all of which together shall constitute one and the same instrument. An executed facsimile of this Schedule shall be deemed to be a valid and binding agreement between the parties hereto.

CREDIT CASH, LLC	ABLE OIL COMPANY

By: /s/ Dean Landis	By: /s/ Christopher Westad
Name: Dean Landis	Name: Christopher Westad
Title: President	Title: President

STATE OF NEW YORK	)
)ss.:
COUNTY OF NEW YORK	)

On this 18th day of January 2008 before me personally appeared Dean Landis, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she is the President of CREDIT CASH, LLC, the company herein described and that he/she ex anted the same in his/her capacity as an officer of said company, and that he/she signed the instrument by order of the members of said company.

/s/ JAMES RICCHIUTI
STATE OF NEW JERSEY	)	NOTARY PUBLIC
)ss.:
COUNTY OF MORRIS	)	JAMES RICCHIUTI
Notary Public - State of New York No. 02R16123649 Qualified in Westchester County Commission Expires March 7, 2009

On this    18    day of January 2008 before me personally appeared Christopher Westad, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she is the President of ABLE OIL COMPANY, the corporation herein described and that he/she executed the same in his/her capacity as an officer of said corporation, and that he/she signed the instrument by order of the board of directors of said corporation.

/s/ COLLEEN HARRINGTON
NOTARY PUBLIC

Colleen Harrington
Notary Public of New Jersey
Commission Expires 4/11/08